UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12

ALPS SERIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPS SERIES TRUST

(the “Trust”)

Seven Canyons Strategic Global Fund

Seven Canyons World Innovators Fund

(the “Funds”)

Supplement dated November 21, 2024 to the Prospectus and Statement of Additional Information

Dated February 1, 2024 (the “SAI”)

On November 21, 2024, the Board of Trustees (the “Board”) of ALPS Series Trust (the “Trust”), based upon the recommendation of Seven Canyons Advisors, LLC, the investment adviser to the Funds, approved the proposed reorganization of the Seven Canyons Strategic Global Fund and the Seven Canyons World Innovators Fund, severally and not jointly (each a “Target Fund” and together the “Target Funds”) into the Hood River International Opportunity Fund (the “Acquiring Fund”), a series of Manager Directed Portfolios, (each, a “Reorganization” and together, the “Reorganizations”). Each Reorganization is subject to approval by shareholders of the applicable Target Fund.

The Board also approved an Agreement and Plan of Reorganization (the “Plan”) that provides that the reorganization of each Target Fund, will separately consist of (a) the transfer of the Target Fund’s Assets to the Acquiring Fund in exchange for shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund; (b) the assumption by the Acquiring Fund of the Target Fund’s liabilities; and (c) the distribution to the shareholders of each class of the Target Fund full and fractional shares of the corresponding class of the Acquiring Fund in redemption of all outstanding shares of beneficial interest, no par value, of the Target Fund and in complete liquidation of the Target Fund, all upon the terms and conditions set forth in the Plan.

The Trust anticipates holding a shareholder meeting during the first quarter of 2025, or any adjournment thereof, at which shareholders of record of each Target Fund as of a to be determined record date, will be asked to consider and vote on the Plan. Subject to such approval, the Reorganizations are expected to take effect in the first quarter of 2025.

Shareholders of the Target Funds will receive a combined prospectus/proxy statement with additional information about the shareholder meeting, the Reorganizations, and the Acquiring Fund. Shareholders are encouraged to read these materials carefully, as they will include a more detailed description of the Reorganizations.

The foregoing is not a solicitation of any proxy. When it is available, please read the proxy statement carefully because it will contain important information regarding the Reorganization. The proxy statement will be available for free on the SEC’s website (www.sec.gov).

Please retain this supplement with your Prospectus and
Statement of Additional Information.